Item 14(c) Exhibit (i) (10) (d)



          AMENDED AND RESTATED EMPLOYMENT AGREEMENT



           This  Amended  and Restated Employment  Agreement
(this  "Agreement"),  dated as of August  5,  1998,  by  and between  M.A.  HANNA  COMPANY, a Delaware  corporation  (the
"Company") and     (the "Executive");

                         WITNESSETH:

           WHEREAS, the Executive is an executive officer of the Company and has made and is expected to continue to make major contributions to the short- and long-term profitability, growth and financial strength of the Company;

           WHEREAS, the Company recognizes that, as is the case for most publicly held companies, the possibility of a Change in Control (as that term is hereafter defined) exists;

           WHEREAS, the Company desires to assure itself of both present and future continuity of management in the event of a Change in Control and, having established certain employment rights of its key executive officers applicable in the event of a Change in Control, now desires to include the Executive among the key senior executives with such employment rights;

           WHEREAS,  the Company wishes to ensure  that  its
executive   officers  are  not  practically  disabled   from
discharging their duties in respect of a proposed or actual transaction involving a Change in Control;

           WHEREAS, this Agreement is not intended to alter materially the compensation and benefits which the Executive could reasonably expect to receive from the Company absent a Change in Control and, accordingly, although effective and binding as of the date hereof, this Agreement shall become operative only upon the occurrence of a Change in Control;

           WHEREAS, the Executive is willing to render services to the Company on the terms and subject to the conditions set forth in this Agreement; and

           WHEREAS, the Company desires to take action to provide additional inducement for the Executive to continue to remain in the ongoing employ of the Company;

           NOW, THEREFORE, the Company and the Executive agree as follows:

           1. Operation of Agreement: (a) This Agreement shall be effective and binding immediately upon its execution, but, anything in this Agreement to the contrary notwithstanding, this Agreement shall not become operative unless and until a Change in Control occurs. For purposes of this Agreement, a "Change in Control" shall have occurred if at any time during the Term (as that term is hereafter defined) any of the following events shall occur:

           (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as
     amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either: (A) the then-outstanding shares of common stock of the Company (the "Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors ("Voting Stock"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of
     Control: (A) any acquisition directly from the Company,
     (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any
     Subsidiary of the Company, or (D) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 1(a); or

           (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

           (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company Common Stock and Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 66.6% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Company Common Stock and Voting Stock of the Company, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

           (iv)  Approval by the shareholders of the Company
     of   a  complete  liquidation  or  dissolution  of  the
     Company.

           (b) Upon the occurrence of a Change in Control at any time during the Term, without further action, this Agreement shall become immediately operative.

           (c) The period during which this Agreement shall be in effect (the "Term") shall commence as of the date hereof and shall expire as of the later of (i) the close of business on December 31, 2001 and (ii) the expiration of the Period of Employment (as that term is hereafter defined), provided, however, that (A) commencing on the first day of the first calendar year after the year in which this Agreement is executed and each January 1 thereafter, the term of this Agreement shall automatically be extended for an additional year unless, not later than September 30 of the immediately preceding year, the Company or the Executive shall have given written notice that it or he, as the case may be, does not wish to have the Term extended, and (B) subject to Section 10 hereof, if, prior to a Change in Control, the Executive ceases for any reason to be an officer of the Company or any Subsidiary, thereupon the Term, without further action, shall be deemed to have expired and this Agreement shall immediately terminate and be of no further effect.

           2. Employment; Period of Employment: (a) Subject to the terms and conditions of this Agreement, upon the occurrence of a Change in Control, the Company shall continue the Executive in its employ and the Executive shall remain in the employ of the Company for the period set forth in Section 2(b) hereof (the "Period of Employment"), in the position and with substantially the same duties and responsibilities that he had immediately prior to the Change in Control, or to which the Company and the Executive may hereafter mutually agree in writing. Throughout the Period of Employment, the Executive shall devote substantially all of his time during normal business hours (subject to vacations, sick leave and other absences in accordance with the policies of the Company as in effect for senior executives immediately prior to the Change in Control) to the business and affairs of the Company, but nothing in this Agreement shall preclude the Executive from devoting reasonable periods of time during normal business hours to
(i) serving as a director, trustee or member of or participant in any organization or business as long as such activity would not constitute Competitive Activity if conducted by the Executive after the Executive's Termination Date, (ii) engaging in charitable and community activities, or (iii) managing his personal investments. For purposes of this Agreement, the term "Competitive Activity" shall mean the Executive's participation in the management of any business enterprise if such enterprise engages in substantial and direct competition with the Company. "Competitive Activity" shall not include the mere ownership of securities in any such enterprise and the exercise of rights appurtenant thereto.

           (b) The Period of Employment shall commence on the date of an occurrence of a Change in Control and, subject only to the provisions of Sections 1(b) and 5 hereof, shall continue until the earlier of (i) the expiration of the third anniversary of the occurrence of the Change in Control, (ii) the Executive's death, or (iii) the Executive's attainment of age 65; provided, however, that commencing on each anniversary of the Change in Control, the Period of Employment shall automatically be extended for an additional year unless, not later than 90 calendar days prior to such anniversary date, either the Company or the Executive shall have given written notice to the other that the Period of Employment shall not be so extended.

           3. Compensation During Period of Employment: (a) For his services pursuant to Section 2(a) hereof, upon the occurrence of a Change in Control, the Executive shall receive during the Period of Employment (i) annual base salary at the highest rate in effect in the twelve months prior to the occurrence of the Change in Control (payable monthly or otherwise as in effect for senior executives of the Company immediately prior to the occurrence of the Change in Control) or such higher rate as may be determined from time to time by the Board of Directors of the Company (the "Board") or the Compensation and Organization Committee thereof (the "Committee") (which base salary at such rate is herein referred to as "Base Pay") and (ii) an annual amount equal to not less than the average aggregate annual bonus, incentive or other payments of cash compensation in addition to the amounts referred to in clause (i) above made or to be made in regard to services rendered during the three calendar years immediately preceding the year in which the Change in Control occurred pursuant to any bonus, short-term incentive, profit-sharing, performance, discretionary pay or similar policy, plan, program or arrangement of the Company or any successor thereto ("Incentive Pay"), provided, however, that, (x) with the prior written consent of the Executive, nothing herein shall preclude a change in the mix between Base Pay and Incentive Pay so long as the aggregate cash compensation received by the Executive in any one calendar year is not reduced in connection therewith or as a result thereof, (y) the aggregate of the Executive's Base Pay and Incentive Pay may be reduced as provided in Section 6(a)(iii) hereof, and (z) in no event shall any increase in the Executive's aggregate cash compensation or any portion thereof in any way diminish any other obligations of the Company under this Agreement.

           (b) For his services pursuant to Section 2(a) hereof, during the Period of Employment the Executive shall be a full participant in, and shall be entitled to the perquisites, benefits and service credit for benefits as provided under any and all employee retirement income and welfare benefit policies, plans, programs or arrangements in which senior executives of the Company were entitled to participate immediately prior to the Change in Control, including without limitation any stock option, stock purchase, stock appreciation, savings, pension, supplemental executive retirement or other retirement income or welfare benefit, deferred compensation, long-term incentive compensation, group and/or other executive life, health, medical/hospital or other insurance (whether funded by actual insurance or self-insured by the Company), disability, salary continuation, expense reimbursement and other policies, plans, programs or arrangements providing perquisites, benefits and service credit for benefits at least as great as are payable thereunder prior to a Change in Control (collectively, "Employee Benefits"), provided, however, that except as expressly provided in, and subject to the terms of, Sections 6(b)(ii) and (iii) hereof, the Executive's rights thereunder shall be governed by the terms thereof and shall not be enlarged hereunder or otherwise affected hereby. Subject to the proviso in the immediately preceding sentence, if and to the extent such perquisites, benefits or service credit for benefits are not payable or provided under any such policy, plan, program or arrangement as a result of the amendment or termination thereof, then the Company shall itself pay or provide therefor. Nothing in this Agreement shall preclude improvement or enhancement of any such Employee Benefits, provided that no such improvement shall in any way diminish any other obligation of the Company under this Agreement.

           4.    Certain Additional Payments by the Company.
(a) Anything in this Agreement to the contrary notwithstanding, in the event that this Agreement shall become operative and it shall be determined (as hereafter provided) that any payment or distribution by the Company or any of its affiliates to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision thereto) by reason of being considered "contingent on a change in ownership or control" of the Company, within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment or payments (collectively, a "Gross-Up Payment"); provided, however, that no Gross-up Payment shall be made with respect to the Excise Tax, if any, attributable to (i) any incentive stock option, as defined by Section 422 of the Code ("ISO") granted prior to the execution of this Agreement, or (ii) any stock appreciation or similar right, whether or not limited, granted in tandem with any ISO described in clause (i). The Gross-Up Payment shall be in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

           (b) Subject to the provisions of Section 4(f) hereof, all determinations required to be made under this
Section 4, including whether an Excise Tax is payable by the Executive and the amount of such Excise Tax and whether a Gross-Up Payment is required to be paid by the Company to the Executive and the amount of such Gross-Up Payment, if any, shall be made by a nationally recognized accounting firm (the "Accounting Firm") selected by the Executive in his sole discretion. The Executive shall direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Company and the Executive within 30 calendar days after the Termination Date, if applicable, and any such other time or times as may be requested by the Company or the Executive. If the Accounting Firm determines that any Excise Tax is payable by the Executive, the Company shall pay the required Gross-Up Payment to the Executive within five business days after receipt of such determination and calculations with respect to any Payment to the Executive. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall, at the same time as it makes such determination, furnish the Company and the Executive an opinion that the Executive has substantial authority not to report any Excise Tax on his federal, state or local income or other tax return. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to Section 4(f) hereof and the Executive thereafter is required to make a payment of any Excise Tax, the Executive shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and the Executive as promptly as possible. Any such Underpayment shall be promptly paid by the Company to, or for the benefit of, the Executive within five business days after receipt of such determination and calculations.

           (c) The Company and the Executive shall each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or the Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by Section 4(b) hereof. Any determination by the Accounting Firm as to the amount of the Gross-Up Payment shall be binding upon the Company and the Executive.

           (d) The federal, state and local income or other tax returns filed by the Executive shall be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by the Executive. The Executive shall make proper payment of the amount of any Excise Payment, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of his federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of the Executive's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, the Executive shall within five business days pay to the Company the amount of such reduction.

           (e) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by Section 4(b) hereof shall be borne by the Company. If such fees and expenses are initially paid by the Executive, the Company shall reimburse the Executive the full amount of such fees and expenses within five business days after receipt from the Executive of a statement therefor and reasonable evidence of his payment thereof.

           (f) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service or any other taxing authority that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as promptly as practicable but no later than 10 business days after the Executive actually receives notice of such claim and the Executive shall further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by the Executive). The Executive shall not pay such claim prior to the earlier of
(i) the expiration of the 30-calendar-day period following the date on which he gives such notice to the Company and
(ii) the date that any payment of amount with respect to such claim is due. If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

           (i) provide the Company with any written records or documents in his possession relating to such claim reasonably requested by the Company;

           (ii)    take  such  action  in  connection   with
contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company;

           (iii) cooperate with the Company in good faith in order effectively to contest such claim; and

           (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and shall indemnify and hold harmless the Executive, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 4(f), the Company shall control all proceedings taken in connection with the contest of any claim contemplated by this Section 4(f) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that the Executive may participate therein at his own cost and expense) and may, at its option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the
Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay the tax claimed and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income or other tax, including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of any such contested claim shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

           (g) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 4(f) hereof, the Executive receives any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 4(f) hereof) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to
Section 4(f) hereof, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial or refund prior to the expiration of 30 calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of any such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid by the Company to the Executive pursuant to this Section 4.

           5.    Termination Following a Change in  Control:
In the event of the occurrence of a Change in Control, the Executive's employment may be terminated by the Company during the Period of Employment and the Executive shall be entitled to the damages provided by Section 6(b) hereof unless such termination is solely the result of the occurrence of one or more of the following events:

               (a)       The Executive's death;

               (b) If the Executive shall become permanently disabled within the meaning of, and begins actually to receive disability benefits pursuant to, the long-term disability plan in effect for senior executives of the Company immediately prior to the Change in Control; or

               (c)       "Cause", which for purposes of this
               Agreement shall mean that, prior to any termination pursuant to Section 5 hereof, the Executive shall have committed:

                         (i)                  an intentional
                         act of fraud, embezzlement or theft
                         in connection with his duties or in
                         the  course of his employment  with
                         the Company;

                         (ii)                    intentional
                         wrongful damage to property of  the
                         Company;

                         (iii)          intentional wrongful
                         disclosure   of   proprietary    or
                         confidential  information  of   the
                         Company; or

                         (iv)         intentional   wrongful
                         engagement   in   any   Competitive
                         Activity;

and any such act shall have been materially harmful to the Company. "Cause" shall also mean that, prior to such termination, the Executive shall have been convicted for a crime involving moral turpitude, which conviction if appealed shall have been sustained on appeal. For purposes of this Agreement, no act, or failure to act, on the part of the Executive shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in, or not opposed to, the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for "Cause" hereunder unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the Board then in office at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel (if the Executive chooses to have counsel present at such meeting), to be heard before the Board, finding that, in good faith opinion of the Board, the Executive had committed an act constituting "Cause" as herein defined and specifying the particulars thereof in detail. Nothing herein shall limit the right of the Executive or his beneficiaries to contest the validity or propriety of any such determination.

           6. Damages for Breach by Company: (a) Each and every term of Executive's employment set forth in Sections 2, 3 and 4 hereof is deemed to be a material term of this Agreement, and any failure by the Company to perform any term thereof precisely as provided herein shall be deemed a material breach of this Agreement and a rejection of an offer by the Executive to work for the Company on the terms provided in this Agreement, entitling Executive to repudiate this Agreement and to cease performing any services for the Company, and thereupon Executive shall be entitled to the damages provided in Section 6(b) hereof. Without limiting the generality of the foregoing, the taking of any of the following actions by the Company during the Period of Employment, following the occurrence of a Change in Control, shall be a material breach of this Agreement by the Company:

           (i) Any termination by the Company of the employment of the Executive prior to the date upon which the Executive shall have attained age 65, which termination shall be for any reason other than for Cause or as a result of the death of the Executive or by reason of the Executive's permanent disability and the actual receipt of disability benefits in accordance with Section 6(b) hereof;

           (ii) Failure to elect, reelect or otherwise maintain the Executive in the office or position, or a substantially equivalent office or position, of or with the Company or a Subsidiary which the Executive held immediately prior to a Change in Control, or the removal of the Executive as a Director of the Company (or any successor thereto) if the Executive shall have been a Director of the Company immediately prior to the Change in Control;

           (iii) Action effecting a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company which the Executive held prior to the Change in Control, a reduction in the aggregate of the Executive's Base Pay and Incentive Pay received from the Company, if such reduction does not affect all senior executives of the Company proportionately (such Base Pay and Incentive Pay shall be the higher of (x) the Base Pay and Incentive Pay at the time of the Change in Control and (y) the Base Pay and Incentive Pay at the date of the Executive's termination), or the termination or denial of the Executive's rights to Employee Benefits to which he was entitled immediately prior to the Change in Control or a significant reduction in scope or value thereof, any which situation is not remedied within 10 calendar days after receipt by the Company of written notice from the Executive;

           (iv) A determination by the Executive (which determination shall be conclusive and binding upon the parties hereto provided that it was made in good faith and in all events shall be presumed to have been made in good faith unless otherwise shown by the Company by clear and convincing evidence) that a change in circumstances has occurred following a change in control, including without limitation, a change in the scope of the business or other activities for which the Executive was responsible immediately prior to the Change in Control, a substantial reduction in any of the authorities, powers, functions, responsibilities or duties attached to the position held by the Executive immediately prior the Change in Control, or a significant hindrance to the Executive's ability to perform his duties, any which situation is not remedied within 10 calendar days after receipt by the Company of written notice of such determination from the Executive;

            (v) The liquidation, dissolution, merger, consolidation or reorganization of the Company or transfer of all or a significant portion of its business and/or assets, unless the successor or successors (by liquidation, merger, consolidation, reorganization, transfer or otherwise) to which all or a significant portion of its business and/or assets have been transferred (directly or by operation of law) shall have assumed all duties and obligations of the Company under this Agreement pursuant to Section 12 hereof;

           (vi) The Company shall relocate its principal executive offices, or require the Executive to have his principal location of work changed, to any location which is in excess of 25 miles from the location thereof immediately prior to the Change in Control or the Company shall require the Executive to travel away from his office in the course of discharging his responsibilities or duties hereunder significantly more (in terms of either consecutive days or aggregate days in any calendar year when annualized for purposes of comparison to any prior year) than was required of him prior to the Change in Control without, in either case, his prior written consent; or

           (vii)Without limiting the generality or effect of the foregoing, any other material breach of this Agreement by the Company or any successor thereto.

           (b) If, following the occurrence of a Change in Control, the Company shall terminate the Executive's employment during the Period of Employment other than pursuant to Section 5 hereof, or if there shall be a material breach of this Agreement by the Company as provided in Section 6(a) hereof, the Company shall pay or provide to the Executive the following, as liquidated damages:

           (i) the amount specified below within five business days after the date (the "Termination Date") that the Executive's employment is terminated (the effective date of which shall be the date of termination or such other date that may be specified by the Executive if the termination is pursuant to Section 6(a) hereof): In lieu of any further payments to the Executive for periods subsequent to the Termination Date, but without affecting the rights of the Executive referred to in Section 6(b)(ii) or 6(b)(iii) hereof, a lump sum payment (the "Lump Sum Damages") in an amount equal to the present value (using a discount rate prescribed for purposes of valuation computations under
     Section 280G of the Code or any successor provision thereto (the "Discount Rate")) of the sum of (A) Base Pay (at the highest rate in effect for any year prior to the Termination Date), which the Executive would have received had such termination or breach not occurred, for the longer of (1) 18 months or (2) the remainder of the Period of Employment, plus (B) Incentive Pay (based upon the average amount of Incentive Pay earned in the three fiscal years immediately preceding the year in which the Change in Control occurred), which the Executive would have received pursuant to this Agreement during or with respect to the longer of (1) 18 months or (2) the remainder of the Period of Employment, had such termination or breach not occurred; and

           (ii)  For the longer of (A) 18 months or (B)  the
     remainder   of   the   Period   of   Employment    (the
     "Continuation Period"), Employee Benefits that are health or welfare benefits (but not stock option, stock purchase, stock appreciation or similar compensatory benefits) substantially similar to those which the
     Executive   was  receiving  or  entitled   to   receive
     immediately prior to the Termination Date. If and to the extent that such benefits shall not or cannot be paid or provided under any policy, plan, program or arrangement of the Company, then the Company shall itself pay or provide for the payment to the Executive,
     his   dependents  and  beneficiaries,   such   Employee
     Benefits. Notwithstanding the foregoing, or any other provision of the Agreement, for purposes of determining the period of continuation coverage to which the Executive or any of his dependents is entitled pursuant
     to   Section  4980B  of  the  Code  (or  any  successor
     provision thereto) under the Company's medical, dental and other group health plans, or successor plans, the Executive's "qualifying event" shall be the termination of the Continuation Period and the Executive shall be considered to have remained actively employed on a full-
     time   basis  through  that  date.   Without  otherwise
     limiting the purposes or effect of Section 7 hereof, Employee Benefits payable to the Executive pursuant to this Section 6(b)(ii) by reason of any "welfare benefit plan" of the Company (as the term "welfare benefit plan" is defined in Section 3(l) and any successor provision thereto of the Employee Retirement Income Security Act of 1974, as amended) shall be reduced to the extent comparable welfare benefits are actually received by the Executive from another employer during such period following the Executive's Termination Date until the expiration of the Continuation Period and any such benefits actually received by the Executive shall be reported to the Company.

           (iii) The Executive shall also be entitled to receive from the Company, within five business days after the Termination Date, a lump sum payment equal to the sum of (I) the present value (determined using a discount rate prescribed for purposes of valuation computations under Section 280G of the Code in any successor provision thereto) of the excess of (X) what the Executive's aggregate accrued benefits under all of the Company's defined benefit plans in which the Executive participates, whether or not such plans are intended to be qualified under Section 401(a) of the Code (including without limitation the M.A. Hanna Company Salaried Employees Retirement Income Plan and the M.A. Hanna Company Supplemental Retirement Benefit Plan (the "Supplemental Plan")), would be if determined after the Executive was given service credit thereunder (at the rate of pay provided for in Section 3(a)) for the 36-month period following the Termination Date over
     (Y) the Executive's actual aggregate accrued benefit under such plans as of the Termination Date, plus (II) the aggregate employer contributions that the Company would be required to make to the Executive's accounts under all of the Company's defined contribution plans in which the Executive participates, whether or not such plans are intended to be qualified under Section 401(a) of the Code (including, without limitation, the M.A. Hanna Company Capital Accumulation Plan and the Supplemental Plan), for the 36-month period following the Termination Date if (1) the Executive remained employed by the Company for such period, (2) the Executive continued during such period to authorize his own elective contributions to such plans at the highest rate selected by the Executive during either the three-year period preceding the Termination Date or the three-year period preceding the Change in Control and (3) the rate at which the Company made matching, discretionary or nondiscretionary employer contributions to such plans during such period was at the highest rate for each such type of contribution that was in effect at any time during either the three-year period preceding the Termination Date or the three-year period preceding the Change in Control.

           (c)   A  termination by the Company  pursuant  to
Section 5 or 6(a)(i) hereof or by the Executive pursuant  to
Section 6(a) hereof shall not affect any rights which the Executive may have pursuant to any agreement, policy, plan, program or arrangement of the Company providing Employee Benefits, which rights shall be governed by the terms
thereof.   If  this  Agreement  or  the  employment  of  the
Executive is terminated under circumstances in which the Executive is not entitled to any payments under this Agreement, the Executive shall have no further obligation or liability to the Company hereunder with respect to his prior or any future employment by the Company.

           (d) Upon written notice given by the Executive to the Company prior to the occurrence of a Change in Control, the Executive, at his sole option, without reduction to reflect the present value of such amounts as aforesaid, may elect to have all or any of the Lump Sum Damages payable pursuant to Section 6(b)(i) hereof paid to him on a quarterly or monthly basis during the remainder of the Period of Employment.

           (e) There shall be no right of set-off or counterclaim in respect of any claim, debt or obligation against any payment to or benefit for the Executive provided for in this Agreement.

           (f) Without limiting the rights of the Executive at law or in equity, if the Company fails to make any payment required to be made hereunder on a timely basis, the Company shall pay interest on the amount thereof at an annualized rate of interest equal to the then applicable interest rate prescribed by the Pension Benefit Guarantee Corporation for benefit valuations in connection with non-multiemployer pension plan terminations assuming the immediate commencement of benefit payments. Such interest shall be payable as it accrues on demand.

           7. Mitigation: In the event that this Agreement or the employment of the Executive by the Company hereunder is terminated other than by the Company pursuant to Section 5 hereof, the Executive shall use reasonable efforts to mitigate his damages by seeking other employment, provided, however, that in no event shall the Executive be required hereby to accept a position of less importance or dignity or of substantial different character than the position held as of the Termination Date or a position that would call upon the Executive to engage in Competitive Activity (as that term is hereafter defined), nor shall he be required hereby to accept a position other than in a location within 25 miles of his principal location of work immediately prior to the Change in Control. Subject to the foregoing provisions of this Section 7, in the event that the Executive secures other permanent employment with another Person, he shall promptly pay over to the Company, as received by him in his new employment, an amount equal to the lesser of (i) the total cash compensation actually paid to him in his new employment during the period of Employment, and (ii) the amount of Lump Sum Damages received by him pursuant to
Section 6(b)(i) hereof (plus interest thereon using the Discount Rate as in effect when the payment was made under
Section  6(b)(i) hereof as the annualized interest rate)  or
Section 6(d) hereof in respect of the comparable period. Except as otherwise expressly provided in this Section 7, the Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise.

           8. Competitive Activity: If the Executive shall have received or shall be receiving benefits under Section 6(b) or 6(d) hereof, then for the longer of (i) one year, or
(ii) the period of time that the Executive receives benefits under Section 6(b) or 6(d) hereof, the Executive shall not engage in any Competitive Activity. For purposes of this Agreement, the term "Competitive Activity" shall mean the Executive's participation in the management of any business enterprise if such enterprise engages in substantial and direct competition with the Company. "Competitive Activity" shall not include the mere ownership of securities in any such enterprise and the exercise of rights appurtenant thereto.

           9. Legal Fees and Expenses: (a) It is the intent of the Company that the Executive not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other Person takes any action to declare this Agreement void or unenforceable, or institutes any litigation to deny, or to recover from, the Executive the benefits intended to be provided to the Executive hereunder, the Company irrevocably authorizes the Executive from time to time to retain counsel of his choice, at the expense of the Company as hereafter provided, to represent the Executive in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any Director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and such counsel. The Company shall pay or cause to be paid and shall be solely responsible for any and all attorneys' and related fees and expenses incurred by the Executive as a result of the Company's failure to perform this Agreement or any provision thereof or as a result of the Company or any Person contesting the validity or enforceability of this Agreement or any provision hereof as aforesaid.

           (b) Without limiting the obligations of the Company pursuant to this Agreement, in the event a Change in Control occurs, the performance of the Company's obligations under this Agreement shall be secured by amounts deposited or to be deposited in trust pursuant to certain trust agreements to which the Company shall be a party, providing, among other things for the payment of severance compensation to the Executive pursuant to Section 6 hereof, and the Gross-Up Payment to the Executive pursuant to Section 4 hereof, and providing that the reasonable fees and related expenses of one or more professionals selected from time to time by the Executive pursuant to Section 9(a) hereof shall be paid, or reimbursed to the Executive if paid by the Executive,
either   in   accordance  with  the  terms  of  such   trust
agreements, or, if not so provided, on a regular, periodic basis upon presentation by the Executive to the trustee of a statement or statements prepared by such professional in accordance with its customary practices. Any failure by the Company to satisfy any of its obligations under this Section 9(b) shall not limit the rights of the Executive hereunder. Upon the earlier to occur of (i) a Change in Control or (ii) a declaration by the Board that a Change in Control is imminent, the Company shall promptly to the extent it has not previously done so, and in any event within five business days:

                (A)   transfer  to trustees  of  such  trust
          agreements to be added to the principal of the trusts a sum equal to (I) the present value on the date of the Change in Control (or on such fifth business day if the Board has declared a Change in Control to be imminent) of the payments to be made to the Executive under the provisions of Sections 6 and 4 hereof, less (II) the balance in the Executive's accounts provided for in such trust agreements as of the most recent completed valuation thereof, as certified by the trustee under each trust agreement; provided, however, that if the trustee under any trust agreement, respectively, does not so certify by the end of the fourth business day after the earlier of such Change in Control or declaration, then the balance of such respective account shall be deemed to be zero. Any payments of severance compensation or other benefits hereunder by the trustee pursuant to any trust agreement shall, to the extent thereof, discharge the Company's obligation to pay severance compensation and other benefits hereunder, it being the intent of the Company that assets in such trusts be held as security for the Company's obligation to pay severance compensation and other benefits under this Agreement; and

                (B)  transfer to the trustees to be added to
          the principal of the trusts under the trust agreements the sum of one hundred thousand dollars ($100,000), less any principal in such trusts, on such fifth business day dedicated to the payment of the Company's obligations under Section 9(a) hereof. Any payments of the Executive's reasonable professional fees and related expenses by the trustees pursuant to the trust agreements shall, to the extent thereof, discharge the
          Company's obligation hereunder, it being the intent of the Company that assets in such trust be held as security for the Company's obligation under Section 9(a) hereof. The Executive understands and acknowledges that the corpus of the trust, or separate portion thereof, dedicated to the payment of the Company's obligations under
          Section 9(a) hereof will be $100,000 and that such amount will be available to discharge not only the obligations of the Company to the Executive under
          Section 9(a) hereof, but also similar obligations of the Company to other executives and employees under similar provisions of other agreements.

                (c) Subject to the foregoing, the Executive
          shall  have  the    status of a general unsecured
          creditor of the Company and shall have no right to, or security interest in, any assets of the Company or any Subsidiary.

           10. Employment Rights: Nothing expressed or implied in this Agreement shall create any right or duty on the part of the Company or the Executive to have the Executive remain in the employment of the Company prior to any Change in Control, provided, however, that any termination of employment of the Executive or the removal of the Executive from the office or position in the Company following the commencement of any discussion with a third Person that ultimately results in a Change in Control shall be deemed to be a termination or removal of the Executive after a Change in Control for purposes of this Agreement.

           11. Withholding of Taxes: The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

           12. Successors and Binding Agreement: (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any Persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but shall not otherwise be assignable, transferable or delegable by the Company.

           (b)  This Agreement shall inure to the benefit of
and  be  enforceable by the Executive's  personal  or  legal
representatives,   executors,  administrators,   successors,
heirs, distributees and/or legatees.

           (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 11(a) and 11(b) hereof. Without limiting the generality of the foregoing, the Executive's right to receive payments hereunder shall not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by his will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 12(c), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

           (d) The Company and the Executive recognize that, except as provided in Section 6 hereof, each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company and the Executive hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of this Agreement.

           13. Notice: For all purposes of this Agreement, all communications including without limitation notices, consents, requests or approvals provided for herein shall be in writing and shall be deemed to have been duly given when delivered or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company (to the attention of the Corporate Secretary of the Company) at its principal executive office and to the Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of change of address shall be effective only upon receipt.

           14. Governing Law: The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws of such State.

           15. Validity: If any provision of this Agreement or the application of any provision hereof to any Person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other Person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

           16. Miscellaneous: No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. Whenever the context requires or permits, the masculine gender shall include the feminine gender.

           17. Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

           18. Prior Agreement: This Agreement amends and restates the Employment Agreement, dated as of __________ ("Prior Agreement"), between the Company and the Executive, which Prior Agreement shall, without further action, be superseded as of the date first above written.

           IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

                              M.A. HANNA COMPANY



                              By:___________________________
                                 Chairman and Chief
                                 Executive Officer



                                 ___________________________
                                 Executive